                                                                     EXHIBIT 4.2


                             [Form of face of Note]
                              (Certificated Note)

Registered                                                           Registered
No. SS-                                                        Principal Amount
                                                   $____________________________

                                               CUSIP ___________________________


                            COOPER INDUSTRIES, INC.
                         THIRD SERIES MEDIUM-TERM NOTE

         (Due from nine months to 15 years from date of original issue)

Issue Price:     Original Issue Date:      Interest Rate:   Maturity Date:
                                                        %
------------     --------------------      --------------   ---------------

                                                            Annual
Interest         Initial                   Initial          Redemption
Accrual          Redemption                Redemption       Percentage
Date:            Date:                     Percentage:      Reduction:


---------        -----------               ----------       -------------

COOPER INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________________________ ____________________________________________________________________________ or
registered assigns the principal amount of ____________________________________ ___________________________________ Dollars, on the Maturity Date specified above and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on March 1 and September 1 ("Interest Payment Date") in each year and at the Maturity Date specified above on said principal amount, at the Interest Rate per annum specified above, from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal amount has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is on or after a Regular Record Date (as hereinafter defined) and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or unless no interest has been paid on this Note, in which case this Note shall bear interest from the Original Issue Date. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date. The
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interest so payable on any Interest Payment Date (other than at maturity) will be paid to the person in whose name this Note is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date, a "Regular Record Date"), unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered on such next succeeding Regular Record Date or unless the Company shall default in the payment of interest due on any such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the holders of Notes not less than ten days preceding such special record date. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. In any case where the date for any payment on the Notes is not a Business Day, such payment shall be made on the next succeeding Business Day, and no interest shall accrue for the period from and after such date to such next succeeding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in New York, New York, is not a day on which banking institutions are authorized by law to close.

         Principal of, premium, if any, and interest on this Note are payable in immediately available funds of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Payments of principal, premium, if any, and interest will be made in New York, New York at the corporate trust office of The Chase Manhattan Bank (National Association), or at such other office or agency of the Company (the "Paying Agent") as the Company shall designate pursuant to the Indenture referred to on the reverse hereof; provided, however, that payment of interest (other than interest payable at maturity) will be made by check mailed to the registered address of the person entitled thereto. A holder of $5,000,000 or more in the aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity, by wire transfer of immediately available funds provided appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 days prior to the applicable Interest Payment Date.

         If so indicated above, this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified above, at a redemption price equal to the Initial Redemption Percentage specified above of the principal amount hereof to be redeemed, together with interest accrued and unpaid on such principal amount to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the initial Redemption Percentage indicated above will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified above until the redemption price is equal to 100% of the principal amount hereof to be redeemed.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
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         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  __________________________________________________

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This Note is one of the series of
Debentures referred to in the
within-mentioned Indenture.


THE CHASE MANHATTAN BANK                   COOPER INDUSTRIES, INC.
(NATIONAL ASSOCIATION), as Trustee


By:  ________________________              By:  ____________________________
Authorized Signature                            Vice President and
                                                 Treasurer


                                           Attest: _________________________
                                                   Assistant Secretary

                           [Form of reverse of Note]

                            COOPER INDUSTRIES, INC.

                         THIRD SERIES MEDIUM-TERM NOTE

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of January 15, 1990, as amended by the Trust Indenture Reform Act of 1990 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as permitted in the Indenture. This Note is one of a series designated as the "Third Series Medium-Term Notes" of the Company (hereinafter called the "Notes") issued under the Indenture. Unless otherwise provided herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Notes will not have a sinking fund. If so specified on the face hereof, the Notes are subject to redemption at the option of the Company as a whole or in part (in multiples of $1,000) on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid on the principal amount redeemed to the date of redemption. Notice of each redemption of any Note shall be given to the holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption. If this Note, or any portion hereof, is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption. As provided in the Indenture, upon presentation of this Note for redemption of a portion of the principal amount hereof, this Note shall be surrendered and exchanged, at the expense of the Company, for one or more new Notes of the same series and tenor, registered in the name of the holder hereof in an aggregate principal amount equal to the unredeemed principal amount of this Note.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
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         The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or Securities of a series or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall (i) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of any Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities of such series then outstanding. In addition, and subject to the foregoing limitations, the Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of any of the Securities at the time outstanding, to execute supplemental indentures for certain purposes, including, but not limited to, the following purposes: (i) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture or Securities of a series which may be defective or inconsistent with any other provision of the Indenture or any supplemental indenture or Securities of a series; or (ii) to make such other provisions in regard to matters or questions arising under the Indenture or any supplemental indenture or Securities of a series which shall not adversely affect the interests of the holders of the Securities. The Indenture also provides that, prior to any declaration accelerating the maturity of the Securities of a series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may, on behalf of the holders of all of the Securities of such series, waive any past default or Event of Default with respect to the Securities of such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series, or in respect of a covenant or provision of the Indenture which thereunder cannot be modified or amended without the consent of the holder of each outstanding Security of such series affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed; provided, however, this Note is subject in all respects to the provisions of Article Thirteen of the Indenture providing under the circumstances set forth therein for discharge of certain of the Company's obligations under the Indenture.

         The Notes are issuable in registered form without coupons in
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denominations of $100,000 and any integral multiple of $1,000 in excess thereof, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations having the same tenor at the office or agency of the Company maintained for such purpose in New York, New York. Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount having the same tenor as the Note so presented will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof or on account hereof, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable on this Note.

         No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.